UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2005

HEARTLAND OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-32669

(Commission File Number)

91-1918326

(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6

(Address of principal executive offices and Zip Code)

604.693.0177

Registrant's telephone number, including area code

Suite 1500 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2005, we entered into stock option agreements with the following directors and employees, granting the right to purchase a total of 2,555,000 shares of our common stock as follows, at an exercise price of $0.40 per share, exercisable for a period of 10 years:

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Name	Number of Stock Options
Richard Coglon	750,000
Phil Winner	500,000
Charles Willard	500,000
Donald Sharpe	250,000
Bob Knight	250,000
John Martin	250,000
Eileen Himes	25,000
Paul Mitchell	20,000
Kim Lloyd	10,000
Total	2,555,000

All of the above options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

On June 10, 2005, we granted stock options to certain employees for the option to purchase an aggregate of 1,025,000 shares of our common stock at an exercise price of $0.40 per share, exercisable until June 10, 2015. The options are subject to vesting provisions as set forth in the stock option agreements dated June 10, 2005. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On June 10, 2005, we granted stock options to certain employees and directors for the option to purchase an aggregate of 1,530,000 shares of our common stock at an exercise price of $0.40 per share, exercisable until June 10, 2015. The options are subject to vesting provisions as set forth in the stock option agreements dated June 10, 2005. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: June 23, 2005

/s/ Richard Coglon

Richard Coglon

President and Director

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